UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2026

Landmark Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33203

Delaware	43-1930755
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

701 Poyntz

Manhattan, Kansas 66502

(Address of principal executive offices, including zip code)

(785) 565-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LARK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2026, Landmark Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders in Manhattan, Kansas. Of the 6,098,324 shares of common stock eligible to vote at the Annual Meeting, 5,193,783 shares were represented in person or by proxy, representing approximately 85.2% of the outstanding shares. The final results of voting on each of the proposals submitted to stockholders at the Annual Meeting are as follows:

1)	Election of three Class I members of the board of directors to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders or until their successors are elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Angela S. Hurt	3,283,725	405,457	5,598	1,499,003
David H. Snapp	3,420,080	263,559	11,141	1,499,003
Angelia K. Stanland	2,246,725	1,423,151	24,904	1,499,003

2)	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 10,000,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,049,840	123,500	20,443	-

3)	Ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,125,351	61,128	7,304	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC

Dated: May 21, 2026	By:	/s/ Mark A. Herpich
Mark A. Herpich
Chief Financial Officer